Exhibit 1.01(b)

Finisar Corporation

Conflict Minerals Report

For the reporting period from January 1 to December 31, 2019

Introduction

This Conflict Minerals Report (this “Finisar Report”) of Finisar Corporation has been prepared in accordance with the requirements of Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934 (collectively, the “Rule”) with respect to the reporting period from January 1 to December 31, 2019.

The Rule requires disclosure of certain information when a registrant manufactures or contracts to manufacture products for which the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which are collectively referred to in this Finisar Report as “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for the purposes of the Rule and this Finisar Report are the Democratic Republic of the Congo (“the DRC”), the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. For purposes of this Finisar Report, reference to “Finisar,” “we,” “our” or the “Company” mean Finisar Corporation and its subsidiaries. As further described in this Finisar Report, certain of the Company’s operations manufacture, or contract to manufacture, products for which certain Conflict Minerals are necessary to the functionality or production of those products.

The Company and its Products

The Company is a leading provider of optical subsystems and components that are incorporated by its customers into larger systems used in a variety of data communication and telecommunication applications.

Subsystem Products: The Company’s optical subsystems provide the fundamental optical-electrical, or optoelectronic, interface for interconnecting the equipment used in wireline and wireless communication networks, including switches, routers and servers. These products rely on the use of semiconductor lasers and photodetectors in conjunction with integrated circuits, or ICs, and optoelectronic packaging to provide a cost-effective means for transmitting and receiving digital signals over fiber optic cable at speeds ranging from less than 1 gigabit per second, or Gbps, to more than 100 Gbps, over distances of less than 10 meters to more than 2,000 kilometers. These optical subsystems include the following products:

•	Transmitters which use a laser plus direct or indirect modulation to convert electrical signals into optical signals for transmission over fiber optics;

•	Receivers which incorporate photodetectors and convert incoming optical signals into electrical signals;

•	Transceivers which combine both transmitter and receiver functions in a single device;

•	Transponders which include a data serializer-deserializer function that would otherwise reside in the customer’s equipment if a transceiver were used; and

•	Active Optical Cables that combine two transceivers and a fiber optic cable that are built into an integrated cable assembly.

The Company’s optical subsystem products support a wide range of network protocols, transmission speeds, fiber types, wavelengths, transmission distances, physical configurations and software enhancements.

The Company also offers products known as wavelength selective switches, or WSS. In long-haul and metro networks, each fiber may carry 50 to 100 different high-speed optical channels, each with its own specific optical wavelength. WSS are switches that are used to dynamically switch network traffic from one optical fiber to multiple other fibers without first converting the optical signal to an electronic signal. The wavelength selective feature means the WSS enable any wavelength or combination of wavelengths to be switched from the input fiber to the output fibers. WSS products are sometimes combined with other components and sold as line cards that plug into a system chassis referred to as a Reconfigurable Optical Add-Drop Multiplexer (ROADM).

Component Products: The Company manufactures a number of active and passive optical components including vertical cavity surface emitting lasers (VCSELs), Fabry-Perot (FP) lasers, distributed feedback (DFB) lasers, tunable lasers, positive intrinsic negative (PIN), detectors, fused fiber couplers, isolators, filters, polarization beam combiners, interleavers, splitters and amplifiers. Most of these optical components are used internally in the manufacture of the Company’s optical subsystems. Some of these components are also sold in the so-called “merchant market” to other subsystems manufacturers.

Covered Products: This report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of the product; (ii) that were manufactured, or contracted to be manufactured, by the Company and (iii) for which the manufacture was completed during calendar year 2019. These products, which are referred to in this Finisar Report collectively as “Covered Products,” consist of all of the Company’s subsystem products and component products.

Manufacturing and Supply Chain

We manufacture most of our optical subsystems at our production facilities in Ipoh, Malaysia and Wuxi, China. We manufacture short wavelength parallel optical transceiver products and certain passive optical components used in our long wavelength transceiver products, as well as ROADM line cards products and WSS assemblies, at our facility in Shanghai, China. We also manufacture WSS products at our facility near Sydney, Australia. We conduct a substantial portion of our new product introduction activities at our Sunnyvale, California, Horsham, Pennsylvania, and Sydney, Australia facilities. We also conduct a portion of our new product introduction operations at our Ipoh and Shanghai facilities. We conduct wafer fabrication operations for the manufacture of VCSELs used in short wavelength transceiver products at our facility in Allen, Texas. We conduct wafer fabrication operations for the manufacture of long wavelength FP and DFB lasers at our facility in Fremont, California. We conduct wafer fabrication operations for the manufacture of VCSELs used in 3D facial recognition, automotive in-cabin sensing and automotive LIDAR at our facility in Sherman, Texas. We conduct wafer fabrication operations for the manufacturing of tunable lasers and photonic integrated circuits (PICs), in our facility in Järfälla, Sweden. We use contract manufacturers for a portion of our manufacturing needs, primarily printed circuit board assemblies.

Supply chain management is coordinated from our Sunnyvale, California facility and our international purchasing office in Shenzhen, China. Our supply chain is complex. The majority of the commercially available off-the-shelf components used in our products are purchased through distributors. As such, the Company may not have a direct relationship with the supplier(s). Our component suppliers and their respective sub-tier suppliers are principally responsible for the procurement of the raw materials used in the manufacture of the components used in our Covered Products. Raw materials purchased by our direct and indirect suppliers contain minerals, including Conflict Minerals, obtained from smelters or refiners that, in turn, source those minerals from brokers and/or traders who procure minerals from various countries. Because we do not purchase materials directly from these smelters and refiners, we have relied on our suppliers, and on information available from industry sources, for purposes of this Finisar Report.

Reasonable Country of Origin Inquiry

Beginning in 2011, we have conducted an annual, good faith Reasonable Country of Origin Inquiry (RCOI) regarding the Conflict Minerals used in, or in connection with, the production of the Covered Products. The RCOI was reasonably designed to determine whether any Conflict Minerals originated in the Covered Countries and whether any Conflict Minerals may have come from recycled or scrap sources. This investigation uses the Responsible Minerals Initiative’s (RMI, www.responsiblemineralsinitiative.org ) Conflict Minerals Reporting Template (CMRT) for gathering data from our suppliers.

The Company’s supply chain spend data consistently shows that 90% of our supply chain spend is with our top 100 suppliers as ranked by total spend. Accordingly, the top 100 suppliers were established as the starting point for the scope of the conflict minerals RCOI survey.

Expanding the survey effort to cover 100% of spend increases the scope to ~900 suppliers. The scope is adjusted to include those suppliers who may have been in the top 100 in a prior year—and are now ranked below 100. Suppliers may be removed from the database if: they cease operations, are purchased by another organization, or if the level of the Company’s business with them falls so low, there is no value in keeping that supplier active in the survey Additionally, a few of the top 100 rankings are claimed by component distributors. Therefore, the Company expands the survey to include those suppliers whose components are purchased through any distributor in the top 100.

For 2019, our seventh year of supply chain surveys regarding conflict minerals, the survey covered 122 active suppliers.

In 2019, all suppliers provided company-level conflict minerals declarations. We also saw an increase in the number of suppliers who were able to provide more focused, product-level conflict mineral declarations, which improves the overall data accuracy for the Company’s consolidated report. For those suppliers who provide, company-wide reports, such reports do not identify which smelters specifically are used in the sourcing for the specific products supplied to the Company. Therefore, the Company reports all smelters, as being potentially in our supply chain, with any minerals originating in the conflict region as potentially supplied to the Company. The results of our RCOI, program metrics, and due diligence efforts consider these limitations. By preferring a company-level CMRT whenever possible, our conflict minerals reporting addresses the status of our supply chain, even as the specific components sourced from each supplier may change throughout the year.

Considering the 122 suppliers in the CY2019 database, suppliers’ responses to Question 2 from the CMRT Declaration, “Does any 3TG remain in the products?” reveal that:

•	88 of our direct suppliers confirmed the use of gold, tin, tantalum, or tungsten in the products supplied to The Company;

•	34 of our direct suppliers reported that the products supplied to The Company do not include any gold, tin, tantalum, or tungsten;

Table 1, below, summarizes our suppliers’ responses to Question 5 from the CMRT Declaration, (“What percentage of relevant suppliers have provided a response to your supply chain survey?”)

Table 1: Percentage of Supplier Reporting 100% of Smelters Identified
Mineral	Identified 100%		Identified <100%		Other*

Gold	70	57%	1	1%	51	42%

Tin	64	52%	2	2%	56	46%

Tungsten	45	37%	1	1%	76	62%

Tantalum	54	44%	1	1%	67	55%
*Other includes “ not answered” and “ not applicable”

In total, our suppliers identified 240 legitimate smelters (by RMI identification number, or CID) who reported ore country of origin locations in 94 countries. A list of the identified smelters is included in Annex A to this Finisar Report. Table 2 below summarizes the findings from our 2019 Reasonable Country of Origin Inquiry, based on unique CID. Smelter status was updated to reflect the information listed in the RMI database as of 8th May 2020.

Table 2: Smelter Status as per RMI Members’ Access Database
Smelter Status	Qty	Pctg
Conformant	232	96.7%
On the RMAP Active List	2	0.8%
In Communication with RMAP	1	0.4%
Outreach Needed	3	1.3%
Other Status	0	0%
Non Conformant	2	0.8%

Total	240	100%

At the end of CY2014, in an effort to drive improvement through the supply chain, we established internal goals for improving the “percent compliant” position of each mineral, with the aim of driving more smelters to achieve RMAP compliance, and for our supply chain to source more material from RMI-compliant smelters. The CY2019 goals were met or exceeded for Gold, Tungsten, and Tantalum.

Due Diligence Process

On the basis of the findings in our RCOI, we conducted a broader due diligence investigation regarding the source and chain of custody of the Conflict Minerals used in the Covered Products. The Company’s due diligence measures have been designed to conform to the framework in the Organization of Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”). The OECD Guidance specifies a five-step framework for risk-based due diligence for responsible supply chains of minerals sourced from conflict-affected and high-risk areas.

Step 1: Establish Strong Company Management Systems.

The first step in the OECD framework is to establish strong internal systems, including record-keeping and chain of custody tracking and/or traceability systems. To implement Step 1, we have taken the following actions:

•

In April 2011, we adopted our Conflict Minerals policy, which was revised in 2012, 2014 and 2016. The October 2014 revision clarified our corporate policy to not purchase from known conflict sources, and our expectation that our suppliers abide by the same standard. Further, this policy established the corporate goal to purchase from only responsible, conflict-free sources, as validated by the Responsible Minerals Initiative (the “RMI”);

•

We established a cross-functional Conflict Minerals Working Group under the direction of our Global Quality System Director and including representatives of our Legal, Finance, Global Supply Chain, and Internal Audit Departments. This group reports its activities to our executive management at quarterly-scheduled meetings and bi-annually to the Audit Committee of our Board of Directors;

•

We adopted our Conflict Minerals Due Diligence and Reporting procedure in 2013 to receive inquiries and grievances regarding our conflict minerals programs and practices. This procedure was refined in February 2014 to define the requirements regarding follow-up investigations after the report of alleged suspect conflict sources, and in October 2014 to incorporate best-practices identified from the September 2014 RMI member workshop. The July-2016 update to our procedure incorporated feedback learned through the RMAP peer-review program offered by RMII’s Due Diligences Practices team following the May-2016 filing deadline;

•

We communicated the Company Policy to our direct suppliers and requested that they conduct their own RCOI and return a completed RMI Conflict Minerals Reporting Template. In 2014, we added the topic of Conflict Minerals to our Supplier Assessment process in our supply chain to better understand and assess our suppliers’ RCOI and due diligence efforts regarding Conflict Minerals.

Step 2: Identify and Assess Risk in the Supply Chain.

The second step in the OECD framework requires an assessment of conflict-related risks in the supply chain. To implement Step 2, we have taken the following actions:

•

Following the process designed in 2012, we compiled a list of our top 100 suppliers based on FY19 spend data. Each of these suppliers received a request for a current assessment using the CMRT to report the up-stream smelters and refiners for tin, tungsten, tantalum, and/or gold. Suppliers, were sent follow-up inquiries if survey answers were inconsistent or incomplete, or if the accompanying smelter list required review and clarification;

•	The supplier responses for smelter and mine data were de-duplicated to develop a single smelter list. We used our suppliers’ responses to identify smelters, refiners and country of origin data;

•

We followed the guidelines established by the Responsible Minerals Initiative (www.responsibleminerals.org), and referenced the RMI master smelter database to confirm compliance status for each smelter reported from our supply chain. This database is queried periodically to update smelter status for follow-up reports and due diligence efforts; and,

•

We established a follow up investigation procedure to respond to customers’ or other interested parties’ inquiries regarding potential suspect suppliers. If we become aware of concerns about suspect mineral sourcing, we require the supplier purchasing from the suspect source to investigate and conduct traceability of materials, implement corrective actions if necessary, and provide assurance of a conflict-free supply chain.

Step 3: Design and Implement a Strategy to Respond to Identified Risks.

The third step in the OECD framework is the development of a strategy to mitigate and regularly monitor risks in the supply chain. To implement Step 3, we have taken the following actions:

•

We have developed procedures for sending supply-chain inquiries to our top 100 suppliers on an annual basis, reviewing their responses, consolidating the information in a central database, and conducting follow-up inquiries and/or action items to address any incomplete or inconsistent responses;

•

We continue to follow and consult the RBA guidelines, RMI, and other industry-sponsored programs, events, and best practices. In September 2014, the Company became a member of RMI in order to leverage the research and data analysis available to member companies as part of our Conflict Free RCOI and due diligence efforts. Additionally, we began participating in an informal working group comprised of several similarly situated Silicon Valley companies. The aim of this group is to share insights and best practices regarding RCOI, data management, and due diligence efforts around issues of supply chain transparency and ethical sourcing, including conflict minerals;

•	We report information on the sources and chain of custody of Conflict Minerals used in our products to our executive management and the Audit Committee of our Board of Directors;

•

We require our suppliers to conduct investigations of any smelters identified as high-risk and work with our suppliers to address compliance issues and to transition their processing to RMAP compliant smelters; and

•	We will take appropriate action, including the discontinuation of the supply relationships, when we determine that our suppliers are not adhering to the Company Policy.

Step 4: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence.

The fourth step in the OECD framework is to obtain audits of due diligence practices employed by smelters and refiners supplying minerals from conflict-affected and high-risk areas. Because we do not source Conflict Minerals directly from smelters or other processing facilities, we rely on third parties, including the RMI, to coordinate and conduct third-party audits of these facilities. We rely upon the published results of these third-party audits to validate the responsible sourcing practices of the smelters and other processing facilities in our supply chain.

Step 5: Report on Supply Chain Due Diligence.

The fifth step in the OECD framework requires companies to publicly report on their supply chain due diligence policies and practices. To implement Step 5, have taken or intend to take the following actions:

•	We will file this Finisar Report as an exhibit to the Report on Form SD filed by II-VI Incorporated with the Securities and Exchange Commission (SEC);

•	We will make this Finisar Report available on II-VI’s website.

Conflict Minerals Smelters and Refiners

Based on the CY2019 information reported by our direct suppliers, the top five smelter locations by country, consolidated for all four minerals, were: China, Japan, United States, Germany and Brazil.

Table 3: Geographic Profile of Smelter Locations
	Americas	Europe	Asia / Pacific	Africa

Gold	15	34	60	2

Tin	12	3	34	0

Tungsten	5	3	34	0

Tantalum	11	6	21	0

Country of Origin of Conflict Materials in the Covered Products

Based on the information provided by our direct suppliers, and otherwise obtained to date through the due diligence process described above, we cannot conclusively establish that all Conflict Minerals necessary to the functionality or production of the Covered Products did not originate from the Covered Countries. Although at this time we cannot give any firm assurance, based on the findings from our RCOI, the Company is not aware of any of its products containing Conflict Minerals whose mining, smelting, or refining has benefited armed conflict and other human rights or environmental abuses in any of the Covered Countries.

Further Steps in Our Due Diligence Process

For 2020, the Company plans to take the following steps, among others, to improve its due diligence process and to further mitigate the risk that the Conflict Minerals necessary to the functionality or production of the Covered Products benefits armed conflict and other human rights or environmental abuses in any of the Covered Countries:

•

We will continue to engage with our direct suppliers and, in partnership with those suppliers, engage with their supply chain, smelters and processing facilities, to obtain current, accurate and complete information regarding our Conflict Mineral sources;

•

We will continue to encourage our direct suppliers to adhere to the Company’s Ethical Souring and Conflict Minerals Policy, to refine their own due diligence program, and to encourage smelters in the supply chain to obtain a “conflict-free” designation from an independent, third-party audit program;

•

We will advise our suppliers that we intend to cease doing business with suppliers who continue to source Conflict Minerals from smelters that are not confirmed as “conflict-free” or actively engaged with RMAP, with a clear roadmap and timeline to become compliant;

•

For CY2020, we will continue our annual survey of all active suppliers surveyed in a prior year and the current year’s top 100 suppliers, based on the framework described in Step 2. This survey will leverage the recently updated CMRT version 6.0 and its updated smelter identification look-up tables. Additional due diligence inquiries will be based on a supplier’s answers to survey questions, and the smelters / countries named in their declaration; and,

•	Our on-going follow-up efforts will continue toward on improving the “percent compliant” position for each of the four minerals.

Annex A—List of Smelters — Consolidated Results from 2019 Survey Responses

Smelter Identification Number	Metal	Smelter Name	Smelter Country
CID002763	Gold	8853 S.p.A.	ITALY
CID000015	Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
CID000019	Gold	Aida Chemical Industries Co., Ltd.	JAPAN
CID002560	Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
CID000035	Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
CID000041	Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
CID000058	Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
CID000077	Gold	Argor-Heraeus S.A.	SWITZERLAND
CID000082	Gold	Asahi Pretec Corp.	JAPAN
CID000924	Gold	Asahi Refining Canada Ltd.	CANADA
CID000920	Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
CID000090	Gold	Asaka Riken Co., Ltd.	JAPAN
CID002850	Gold	AU Traders and Refiners	SOUTH AFRICA
CID000113	Gold	Aurubis AG	GERMANY
CID002863	Gold	Bangalore Refinery	INDIA
CID000128	Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
CID000157	Gold	Boliden AB	SWEDEN
CID000176	Gold	C. Hafner GmbH + Co. KG	GERMANY
CID000185	Gold	CCR Refinery—Glencore Canada Corporation	CANADA
CID000189	Gold	Cendres + Metaux S.A.	SWITZERLAND
CID000233	Gold	Chimet S.p.A.	ITALY
CID000264	Gold	Chugai Mining	JAPAN
CID000343	Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
CID000362	Gold	DODUCO Contacts and Refining GmbH	GERMANY

CID000401	Gold	Dowa	JAPAN
CID003195	Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
CID000359	Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
CID000425	Gold	Eco-System Recycling Co., Ltd.	JAPAN
CID003424	Gold	Smelter Not Listed	JAPAN
CID003425	Gold	Smelter Not Listed	JAPAN
CID002561	Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
CID002459	Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
CID002243	Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
CID001909	Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
CID000651	Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
CID000694	Gold	Heimerle + Meule GmbH	GERMANY
CID000707	Gold	Heraeus Metals Hong Kong Ltd.	CHINA
CID000711	Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
CID000801	Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
CID000807	Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
CID000814	Gold	Istanbul Gold Refinery	TURKEY
CID002765	Gold	Italpreziosi	ITALY
CID000823	Gold	Japan Mint	JAPAN
CID000855	Gold	Jiangxi Copper Co., Ltd.	CHINA
CID000929	Gold	JSC Uralelectromed	RUSSIAN FEDERATION
CID000937	Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
CID000957	Gold	Kazzinc	KAZAKHSTAN
CID000969	Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
CID002511	Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
CID000981	Gold	Kojima Chemicals Co., Ltd.	JAPAN
CID002605	Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
CID001029	Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
CID002762	Gold	L’Orfebre S.A.	ANDORRA

CID001078	Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
CID000689	Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
CID002606	Gold	Marsam Metals	BRAZIL
CID001113	Gold	Materion	UNITED STATES OF AMERICA
CID001119	Gold	Matsuda Sangyo Co., Ltd.	JAPAN
CID001149	Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
CID001152	Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
CID001147	Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
CID001153	Gold	Metalor Technologies S.A.	SWITZERLAND
CID001157	Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
CID001161	Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
CID001188	Gold	Mitsubishi Materials Corporation	JAPAN
CID001193	Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
CID002509	Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
CID001204	Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
CID001220	Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
CID001236	Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
CID001259	Gold	Nihon Material Co., Ltd.	JAPAN
CID002779	Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
CID001325	Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
CID001326	Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
CID000493	Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
CID001352	Gold	PAMP S.A.	SWITZERLAND
CID002919	Gold	Planta Recuperadora de Metales SpA	CHILE
CID001386	Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
CID001397	Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
CID001498	Gold	PX Precinox S.A.	SWITZERLAND
CID001512	Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
CID002582	Gold	REMONDIS PMR B.V.	NETHERLANDS
CID001534	Gold	Royal Canadian Mint	CANADA

CID002761	Gold	SAAMP	FRANCE
CID002973	Gold	Safimet S.p.A	ITALY
CID002290	Gold	SAFINA A.S.	CZECHIA
CID001555	Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
CID002777	Gold	SAXONIA Edelmetalle GmbH	GERMANY
CID001585	Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
CID001622	Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
CID001736	Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
CID002516	Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID001756	Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
CID001761	Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
CID001798	Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
CID002918	Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
CID002580	Gold	T.C.A S.p.A	ITALY
CID001875	Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
CID001916	Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
CID001938	Gold	Tokuriki Honten Co., Ltd.	JAPAN
CID001955	Gold	Torecom	KOREA, REPUBLIC OF
CID001977	Gold	Umicore Brasil Ltda.	BRAZIL
CID002314	Gold	Umicore Precious Metals Thailand	THAILAND
CID001980	Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
CID001993	Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
CID002003	Gold	Valcambi S.A.	SWITZERLAND
CID002030	Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
CID002778	Gold	WIELAND Edelmetalle GmbH	GERMANY
CID002100	Gold	Yamakin Co., Ltd.	JAPAN
CID002129	Gold	Yokohama Metal Co., Ltd.	JAPAN
CID002224	Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA

CID000092	Tantalum	Asaka Riken Co., Ltd.	JAPAN
CID000211	Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
CID003402	Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA
CID002504	Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
CID000456	Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
CID000460	Tantalum	F&X Electro-Materials Ltd.	CHINA
CID002505	Tantalum	FIR Metals & Resource Ltd.	CHINA
CID002558	Tantalum	Global Advanced Metals Aizu	JAPAN
CID002557	Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
CID000616	Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
CID002544	Tantalum	H.C. Starck Co., Ltd.	THAILAND
CID002547	Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
CID002548	Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
CID002549	Tantalum	H.C. Starck Ltd.	JAPAN
CID002550	Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
CID002545	Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
CID002492	Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
CID002512	Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
CID002842	Tantalum	Jiangxi Tuohong New Raw Material	CHINA
CID000914	Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
CID000917	Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
CID002506	Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
CID002539	Tantalum	KEMET Blue Metals	MEXICO
CID001076	Tantalum	LSM Brasil S.A.	BRAZIL
CID001163	Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
CID001175	Tantalum	Mineracao Taboca S.A.	BRAZIL
CID001192	Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
CID001277	Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA

CID001200	Tantalum	NPM Silmet AS	ESTONIA
CID002847	Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
CID001508	Tantalum	QuantumClean	UNITED STATES OF AMERICA
CID002707	Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
CID001769	Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
CID001869	Tantalum	Taki Chemical Co., Ltd.	JAPAN
CID001891	Tantalum	Telex Metals	UNITED STATES OF AMERICA
CID001969	Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
CID002508	Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
CID001522	Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
CID000292	Tin	Alpha	UNITED STATES OF AMERICA
CID000228	Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
CID003190	Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
CID001070	Tin	China Tin Group Co., Ltd.	CHINA
CID003356	Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
CID000402	Tin	Dowa	JAPAN
CID000438	Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
CID000468	Tin	Fenix Metals	POLAND
CID000942	Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
CID000538	Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
CID001908	Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
CID000555	Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
CID003116	Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
CID002849	Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
CID002844	Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
CID000760	Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA

CID001231	Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
CID003379	Tin	Ma’anshan Weitai Tin Co., Ltd.	CHINA
CID002468	Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
CID001105	Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
CID002500	Tin	Melt Metais e Ligas S.A.	BRAZIL
CID001142	Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
CID002773	Tin	Metallo Belgium N.V.	BELGIUM
CID002774	Tin	Metallo Spain S.L.U.	SPAIN
CID001173	Tin	Mineracao Taboca S.A.	BRAZIL
CID001182	Tin	Minsur	PERU
CID001191	Tin	Mitsubishi Materials Corporation	JAPAN
CID002858	Tin	Modeltech Sdn Bhd	MALAYSIA
CID001314	Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
CID002517	Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
CID001337	Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
CID003409	Tin	Precious Minerals and Smelting Limited	INDIA
CID001399	Tin	PT Artha Cipta Langgeng	INDONESIA
CID002503	Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
CID002835	Tin	PT Menara Cipta Mulia	INDONESIA
CID001453	Tin	PT Mitra Stania Prima	INDONESIA
CID001460	Tin	PT Refined Bangka Tin	INDONESIA
CID001477	Tin	PT Timah Tbk Kundur	INDONESIA
CID001482	Tin	PT Timah Tbk Mentok	INDONESIA
CID002706	Tin	Resind Industria e Comercio Ltda.	BRAZIL
CID001539	Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
CID001758	Tin	Soft Metais Ltda.	BRAZIL
CID002834	Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
CID001898	Tin	Thaisarco	THAILAND
CID003325	Tin	Tin Technology & Refining	UNITED STATES OF AMERICA

CID002036	Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
CID002158	Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
CID002180	Tin	Yunnan Tin Company Limited	CHINA
CID003397	Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
CID000004	Tungsten	A.L.M.T. Corp.	JAPAN
CID002833	Tungsten	ACL Metais Eireli	BRAZIL
CID002502	Tungsten	Smelter Not Listed	VIET NAM
CID002513	Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
CID000258	Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
CID000499	Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
CID002645	Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
CID000875	Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
CID002315	Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
CID002494	Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
CID000568	Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
CID000218	Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
CID002542	Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
CID002541	Tungsten	H.C. Starck Tungsten GmbH	GERMANY
CID000766	Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
CID002579	Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
CID000769	Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
CID003182	Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
CID002649	Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
CID000825	Tungsten	Japan New Metals Co., Ltd.	JAPAN
CID002551	Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
CID002321	Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
CID002318	Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
CID002317	Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA

CID002316	Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
CID000966	Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
CID000105	Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
CID003388	Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
CID003407	Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
CID002319	Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
CID002543	Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM
CID002845	Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
CID002589	Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
CID002827	Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
CID001889	Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
CID002724	Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
CID002044	Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
CID002843	Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
CID002320	Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
CID002082	Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
CID002830	Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
CID002095	Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA